Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	State or Jurisdiction of Incorporation/ Organization	Ownership Percentage
Vintage Gas, Inc.	Oklahoma	100
Vintage Marketing, Inc.	Oklahoma	100
Vintage Pipeline, Inc.	Oklahoma	100
Vintage Petroleum California, Inc.	Oklahoma	100
Vintage Petroleum Capital Trust I	Delaware	100
Vintage Petroleum International, Inc.	Delaware	100
Vintage Petroleum International, Inc.	Oklahoma	100
Vintage Petroleum International Ventures, Inc.	Cayman Islands	100
Vintage Petroleum Canada Holdings, Inc.	Oklahoma	100
Vintage Petroleum Canada Investments ULC	Nova Scotia, Canada	100
Vintage Petroleum Canada Investments Limited Partnership	Alberta, Canada	100
Vintage Petroleum Canada Finance Limited Partnership	Alberta, Canada	100
Vintage Petroleum Canada Finance Ltd.	Alberta, Canada	100
Vintage Canada Oil & Gas, Inc.	Oklahoma	100
Vintage Canada Oil & Gas, Ltd.	Alberta, Canada	100
Vintage Petroleum Canada, Inc.	Alberta, Canada	100
Vintage Petroleum Canada	Alberta, Canada	100
Vintage Petroleum NWT Ltd.	Alberta, Canada	100
Vintage Petroleum South America, Inc.	Oklahoma	100
Vintage Petroleum South America, Ltd.	Cayman Islands	100
Vintage Petroleum South America Holdings, Inc.	Cayman Islands	100
Cadipsa S.A.	Republic of Argentina	97
Vintage Oil Argentina, Inc.	Cayman Islands	100
Vintage Petroleum Argentina S.A.	Republic of Argentina	100
Vintage Petroleum Boliviana, Ltd.	Bermuda	100
Vintage Petroleum Ecuador, Inc.	Cayman Islands	100
Vintage Petroleum Yemen, Inc.	Cayman Islands	100
Vintage Petroleum Italy, Inc.	Oklahoma	100
Vintage Petroleum Italiana, SRL	Italy	100
Vintage Petroleum Bulgaria, Inc.	Cayman Islands	100